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                                                                  EXHIBIT (a)(2)

                     AMENDMENT NO. 15 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                            EFFECTIVE: APRIL 29, 2005

      THIS AMENDMENT NO. 15 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on March 30, 2005, with respect to ING VP Worldwide Growth Portfolio, a series of the Trust (the "Portfolio") with respect to acting pursuant to Article XI,
Section 11.8 of the Trust Instrument of the Trust. The resolution serves to change the name of the Portfolio, effective April 29, 2005.

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                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

      I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on March 30, 2005 with regard to the name change of one series of the Trust:

            WHEREAS, Article XI, Section 11.8 of ING Variable Insurance Trust's ("IVIT") Trust Instrument dated July 15, 1999, as amended (the "Trust Instrument") provides that the Trustees may amend the Trust, as they deem proper.

            RESOLVED, that the change in name from "ING VP Worldwide Growth Portfolio" to "ING VP Global Equity Dividend Portfolio," or a substantially similar name be, and it hereby is, approved and the officers of IVIT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the Trust Instrument to change the name of the series, to be effective on a date deemed appropriate by the officers of IVIT; and

            FURTHER RESOLVED, that the officers of IVIT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to the SEC post-effective amendment to the IVIT's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming the Portfolio; and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

                                                /s/ Huey P. Falgout, Jr.
                                                --------------------------------
                                                Huey P. Falgout, Jr.
                                                Secretary

Dated: April 29, 2005